UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2024, Dana Incorporated (the “Company”) announced the appointment of Brian Pour to Senior Vice President and President of Dana Commercial Vehicle Drive and Motion Systems, effective July 22, 2024.

Mr. Pour, 52, spent the past seven years as President and CEO of Auria Solutions Ltd. (“Auria”), a leading global supplier of automotive flooring, acoustical, thermal, and aerodynamic solutions. Prior to leading Auria, Mr. Pour served as the global Chief Operating Officer of International Automotive Components (“IAC”), after having spent the previous eight years on international assignment in China as the Vice President of IAC Asia. Before joining IAC, Mr. Pour held key technical and operational leadership roles with both Lear Corporation and Textron Automotive in the U.S. and Japan, where he spent three years. Mr. Pour holds a Bachelor of Science degree in mechanical engineering from Kettering University.

A copy of Dana’s press release related to this appointment is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description

99.1	Dana Incorporated Press Release dated July 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: July 16, 2024	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel and Secretary